UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

Global Geophysical Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34709	05-0574281
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13927 South Gessner Road Missouri City, TX		77489
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (713) 972-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

As previously reported, on March 25, 2014, Global Geophysical Services, Inc. (the “Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division (the “Court”).

As previously disclosed, on April 14, 2014, the Debtors filed a supplemental motion for entry of a final order authorizing the Debtors to enter into a Financing Agreement dated as of April 14, 2014 (the “DIP Credit Facility”), among the Company, as borrower, and certain subsidiaries of the Company, as guarantors (the Company and such subsidiaries, the “Loan Parties”), the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent for the lenders and as collateral agent for the lenders.  A copy of the DIP Credit Facility is incorporated herein by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed April 16, 2014.  The DIP Credit Facility was approved by the Court on April 25, 2014.

On August 15, 2014, the Company and the other Loan Parties entered into Amendment No. 1 and Waiver to Financing Agreement (the “DIP Credit Facility Amendment”).  Among other things, the DIP Credit Facility Amendment amends provisions in the DIP Credit Facility relating to limitations on foreign cash balances and waives the requirement that the Company obtain deposit account control agreements with respect to certain of its deposit accounts.  The DIP Credit Facility Amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1
Amendment No. 1 and Waiver to Financing Agreement, dated as of August 15, 2014, among the Company, as borrower, and certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Geophysical Services, Inc.

Dated: August 18, 2014	/s/ SEAN M. GORE
Sean M. Gore
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Amendment No. 1 and Waiver to Financing Agreement, dated as of August 15, 2014, among the Company, as borrower, and certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Wilmington Trust, National Association, as administrative agent and collateral agent.